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                                                                     EXHIBIT 4.5

                         SUPPLEMENTAL AGREEMENT NO. 2

     THIS SUPPLEMENTAL AGREEMENT NO. 2 (this "Supplement No. 2"), dated as of
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May 27, 1998, between Empress Casino Hammond Corporation, an Indiana corporation
("Borrower") and Bank of America National Trust and Savings Association (as
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successor to Bank of America Illinois), a national chartered bank having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 (f/k/a
Bank of America Illinois) (the "Bank"), is made to that certain Amended and
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Restated Secured Promissory Note dated as of June 30, 1997 as supplemented by that certain Supplemental Agreement No. 1 dated as of November 13, 1997 (the "Promissory Note"; capitalized terms therein defined have the same respective
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meanings herein, unless herein otherwise defined), by the Borrower in favor of the Bank.

                                  WITNESSETH;

     WHEREAS, the Borrower has requested that the Bank consent to the merger of New Empress Joliet, Inc, an Illinois corporation ("Transitory Sub") and a
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wholly-owned subsidiary of LMC Leasing, Ltd. a Delaware corporation ("Parent")
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into Empress Casino Joliet Corporation, an Illinois corporation ("Empress
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Joliet"), with Empress Joliet surviving the merger as the wholly-owned
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subsidiary of Parent and with shares of Empress Joliet being canceled and converted into the right to receive shares of Parent. The foregoing transactions are collectively referred to herein as the "Merger". After giving effect to the Merger, Parent shall change its name to "Empress Entertainment, Inc."
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     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Modification of Promissory Note. On and from the Supplement No. 2
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Effective Date (as defined in Section 3 hereof), the Promissory Note shall be amended as follows:

          a.   The definition of "Loan Documents" in Section 1 of the Promissory
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Note is amended by inserting immediately after the words "Supplemental Agreement
No. 1", a comma and the words "Supplemental Agreement No. 2".

          b. Section 1 of the Promissory Note is amended by adding thereto, in alphabetical order, the following definition:

          "Supplemental Agreement No. 2" means the Supplemental Agreement No. 2
           ----------------------------
          dated as of May 27, 1998 among the parties hereto.

          c. Section 6(p)(i)(a) of the Promissory Note is amended and restated in its entirety:

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               "(a) any Subsidiary other than Empress Finance, Hammond
               Residential, L.L.C. and Hammond Bridge and Roadworks, L.L.C. ("Hammond Bridge"), in the case of Borrower, and in the case of Hammond Leasing, Borrower and Empress, or"

          d. Section 6(t) is amended by adding thereto, immediately after the words "Supplemental Agreement No. 1", the words "and Supplemental Agreement No. 2".

          e. Section 7(r) is amended by adding thereto, immediately after the words "provided that," the word "Empress,".

          2.   Consent and Waiver. On and from the Supplement No. 2 Effective
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Date, the Bank hereby consents to the Merger and waives any Default or Event of
Default that arises solely as a result thereof.

          3.   Effectiveness. This Supplement No. 2 shall become effective as of
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the date hereof on the date (the "Supplement No. 2 Effective Date") that the
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Bank shall have received each of the following, in form and substance satisfactory to it:

          a. counterparts hereof executed by Borrower and the Bank and acknowledged by the Parent;

          b. a guaranty executed by Hammond Residential, L.L.C. ("Hammond Residential") in favor of the Bank;

          c.   a pledge agreement executed by Parent in favor of the Bank;

          d. satisfactory evidence that the Merger has occurred and is effective under all applicable Requirements of Law;

          e. a certificate, dated as of the Supplement No. 2 Effective Date, of the Secretary or Assistant Secretary of Parent certifying as to resolutions of its Board of Directors then in full force and effect authorizing the execution and delivery of an acknowledgment of this Supplement No. 2 and the other documents contemplated hereby to which it is a party, the certified copies of the Articles of Incorporation and By-Laws of Parent after giving effect to the Merger, the directors and officers of Parent after giving effect to the Merger, and incumbency and signatures of the officers of Parent signing the acknowledgment of this Supplement No. 2;

          f. a certificate, dated as of the Supplement No. 2 Effective Date, of the Secretary or Assistant Secretary of Hammond Residential certifying as to resolutions of its governing body then in full force and effect authorizing the execution and delivery of an acknowledgment of the guaranty referred to in clause b. above and the other documents contemplated hereby to which it is a party, the certified copies of the Limited Liability

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     Company Agreement and other Organization Documents of Hammond, and the incumbency and signatures of the persons authorized to sign on behalf of Hammond Residential the guaranty referred to in clause b. above and the other documents contemplated hereby to which it is a party;

          g. a certificate, dated as of the Supplement No. 2 Effective Date, of the Secretary or Assistant Secretary of the Borrower certifying as to resolutions of its Board of Directors then in full force and effect authorizing the execution and delivery of this Supplement No. 2 and the other documents contemplated hereby to which it is a party;

          h. a certificate, dated as of the Supplement No. 2 Effective Date, of an authorized officer of the Borrower as to (i) no Default or Event of Default as of the Supplement No. 2 Effective Date after giving effect to Sections 2, 5 and 6 of this Supplement No. 2, (ii) the Transitory Sub not conducting any business or having any obligation or liability being succeeded to by Empress Joliet or Parent as a result of the Merger, (iii) the correctness of the representations and warranties contained in the Loan Documents as of the Supplement No. 2 Effective Date after giving effect to Sections 1(c), 1(d), 1(e), 5 and 6 of this Supplement No. 2, (iv) certified copies of all approvals, consents, exemptions, authorization, notices to, or filings with, any Governmental Authority or any other Person necessary or required in connection with the effectiveness of the Merger or the execution, delivery or performance by, or enforcement against, Borrower or any Guarantor of this Supplement No. 2 or the Promissory Note or any other Loan Document after giving effect to Sections 5 and 6 of the Supplement No. 2, (v) the satisfaction of each of the conditions precedent contained in this Section 3 and (vi) the organizational structure of Parent and its Susidiaries after giving effect to the Merger; and

          i. Each of Borrower and each Guarantor shall have complied with the requests of Bank pursuant to Section 7 hereof.

          4.   Representations and Warranties. Borrower hereby certifies that
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each of the representations and warranties made pursuant to the Loan Documents is true and correct as of the Supplement No. 2 Effective Date after giving effect to Sections 1(c), 1(d), 1(e), 5 and 6 of this Supplement No. 2 Borrower hereby further certifies that the execution, delivery and performance of the agreements, documents and instruments necessary or desirable to consummate the Merger by any party thereto (the "Merger Documents") have been duly authorized
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by such party and constitute a valid and binding obligation of such party enforceable in accordance with its terms. The execution and delivery by the parties to the Merger Documents and the consummation of the transactions contemplated thereby and related thereto, do not and shall not (1) conflict with or result in a breach of the terms, conditions or provisions of, (2) constitute a default under, (3) result in the creation of any Lien upon any Person's equity interest or assets pursuant to, (4) give any third party the right to modify, terminate or accelerate any obligation under, (5) result in a violation of, or
(6) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or Governmental Authority or other Person pursuant to (i) the organizational documents of any Person or (ii) any Requirements of Law to which any Person is

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subject, or (iii) any agreement, instrument, order, judgment or decree or other contractual obligation to which any Person is subject.


     5.   Loan Documents Remain in Effect. Except as amended, modified or waived
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by this Supplement No. 2, each Loan Document remains in full force and effect, and each of the Borrower and the Guarantor hereby ratifies and confirms its representations, warranties, covenants and agreements contained in, and obligations and liabilities under, the Promissory Note and the other Loan Documents.

     6.   References in Other Loan Documents. Upon the occurrence of the
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Supplement No. 2 Effective Date (i) references to the Promissory Note in any
Loan Document shall be deemed to include a reference to the Promissory Note, as amended by this Supplement No. 2, whether or not reference is made to this Supplement No. 2 and (ii) references to LMC Leasing, Ltd. in any Loan Document shall refer to Empress Entertainment, Inc. (formerly known as "LMC Leasing, Ltd.").

     7.   Further Assurances. Borrower and the Guarantor will do (and cause to
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be done) such acts and things (including the execution, delivery and filing of agreements, documents and instruments) as the Bank shall reasonably request from time to time to establish and maintain a valid, first perfected security interest in the collateral described in the Security Documents, free and clear of all Liens other than Permitted Liens, to secure payment and performance of the Obligations.

     8.   Governing Law. This Supplement No. 2 is made under and governed by the
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laws of the State of Illinois without regard to principles of conflicts of law.

     9.   Counterparts. This Supplement No. 2 may be executed in any number of
          ------------
counterparts and by different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Supplement No. 2.


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     IN WITNESS WHEREOF, the parties hereto have caused this Supplement No. 2 to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                             EMPRESS CASINO HAMMOND CORPORATION

                                             By: /s/ John G. Costello
                                                 -------------------------------
                                                  Name:  John G. Costello
                                                  Title: Vice President and
                                                         Chief Financial Officer


                                              BANK OF AMERICA NATIONAL TRUST AND
                                              SAVING ASSOCIATION


                                              By:_______________________________
                                                  Name:
                                                  Title:

     The undersigned hereby consents to the terms of the foregoing Supplement No. 2, and agrees that nothing contained in Supplement No. 1 or Supplement No. 2 shall impair or otherwise modify the obligations of the undersigned under the Guaranty dated June 30, 1997 or any of the Security Documents to which the undersigned is a party and affirms that all of its obligations under such Guaranty and Security Documents remain in full force and effect.

                                          EMPRESS ENTERTAINMENT, INC. (F/K/A LMC
                                          LEASING, LTD.)

                                          By: /s/ John G. Costello
                                             -----------------------------------
                                                  Name:  John G. Costello
                                                  Title: Vice President and
                                                         Chief Financial Officer